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                                                                   Exhibit 99.04

                                  PRESS RELEASE



   ADELPHIA'S SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS SAYS RIGAS FAMILY HAS
       RELINQUISHED FOUR BOARD SEATS AND ALL REMAINING OFFICER POSITIONS

                   Family Agrees to Transfer Assets to Company

Company Also Announces Expected Increase in Previously Reported Indebtedness Due
                          to Co-Borrowing Arrangements

            Adelphia Outlines Status of Liquidity and Credit Matters

CONTACT: Karen Chrosniak, Director of Investor Relations
         1-877-496-6704


COUDERSPORT, Pa., May 23, 2002 - The Special Committee of independent directors of Adelphia Communications Corporation (Nasdaq: ADLAE) announced today that the Rigas family, who founded Adelphia, has agreed to relinquish control of the Company and to transfer to the Company certain assets valued at more than $1 billion.

As part of the agreement, John Rigas, Timothy Rigas, Michael Rigas and James Rigas have resigned as directors of the Company. The Board and Special Committee have also passed resolutions calling upon Peter Venetis, a son-in-law of John Rigas, to resign his seat on the Board of Directors. Two non-family directors, to be designated by the Rigas family, will be added to the Board.

Michael Rigas and James Rigas also resigned as officers of the Company. Michael Rigas was the Executive Vice President, Operations and Secretary of Adelphia. James Rigas was the Executive Vice President, Strategic Planning of Adelphia. Last week John Rigas resigned as President, Chief Executive Officer and Chairman and Tim Rigas resigned as Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer. John Rigas, who founded the Company in 1952 and has been its long-time Chairman and CEO, will receive a severance agreement under which he will be paid $1.4 million per year for three years.

The agreement provides that: the cash flow from cable properties owned by Rigas family entities will be used to support the family's obligations under the co-borrowing agreements and Company debt held by the Rigas family group, amounting to approximately $567 million, will be transferred to the Company in exchange for satisfaction of the Rigas family obligations under a $202 million stock purchase agreement and a transfer to the Company of primary liability for approximately $365 million under the co-borrowing agreements. Additionally, those cable properties owned by the Rigas family that the Company chooses to have transferred to the Company will be transferred to the Company at their appraised value.

Further, all Adelphia stock owned by the Rigas family will be placed in a voting trust until all obligations of the Rigas family to the Company for loans, advances, or borrowings under the co-borrowing agreements or otherwise are satisfied. The voting trust will vote these shares as directed by the Special Committee through the Company's 2004 annual meeting and thereafter in proportion to the votes cast by all other shares.

Also under the agreement, common and preferred stock held by the Rigas family will be pledged to the Company as security for the balance of the Rigas family's obligations.

Newly appointed Chairman and interim Chief Executive Officer Erland E. Kailbourne said: "I am very pleased that the Rigas family has agreed to transfer important assets to the Company. This is an appropriate and useful step on the part of the Rigas family toward restoring the Company's credibility with shareholders, lenders and the marketplace as a whole. Together with the efforts to sell certain Company-owned cable properties, which Adelphia earlier announced it is pursuing, the transfer back to the Company of the Convertible Notes held by the Rigas family, the cash flow with the option to transfer the assets will help us to reduce the Company's debt, increase its EBITDA and improve its balance sheet. The Special Committee of independent directors is committed to both preserving and building on the solid value and many fundamental strengths of this Company. The agreement with the Rigas family will further the realization of that objective."

Leslie J. Gelber, Chairman of the Special Committee of the Board of Directors, added: "Although the Special Committee has a number of issues with the Rigas family, we appreciate the family's willingness to take this important step at this time toward the Company's recovery."

Expected Increase in Previously Reported Indebtedness

"Our Special Committee of independent directors," Mr. Kailbourne added, "is committed to the full, prompt and candid disclosure of all material information regarding Adelphia's financial situation. The only way to restore confidence in the Company is to have a complete review of all questions that have been raised and to make a full and candid disclosure of any problem the Committee may find to exist."

The Company also announced that as a result of discussions with the Securities and Exchange Commission, the Company has tentatively concluded that it should increase to approximately $2.5 billion the amount of indebtedness to be included in its consolidated financial statements, as of December 31, 2001, to reflect the full amount of principal borrowings and interest expense by entities affiliated with the Rigas family under certain co-borrowing arrangements for which the Company is jointly and severally liable. This higher amount now includes co-borrowing debt associated with Rigas family entities that are valued at approximately $1 billion.

Based on information currently available, the Company believes that at April 30, 2002, the total amount of co-borrowings by entities affiliated with the Rigas family for which Adelphia is jointly and severally liable was approximately $3.1 billion.

Adelphia had previously announced that it had tentatively concluded that the amount of such indebtedness to be included in its consolidated financial statements as of December 31, 2001, to reflect these borrowings was approximately $1.6 billion with a corresponding decrease in shareholders' equity. The proper accounting treatment for the increased indebtedness to be included in the Company's financial statements as of December 31, 2001 and at April 30, 2002 has not yet been determined.

Adelphia Outlines Status of Liquidity and Credit Matters

As previously announced, on May 15, 2002, Adelphia and its subsidiaries failed to make interest payments totaling approximately $38.3 million on outstanding debt securities and an approximately $6.5 million dividend payment on a series of preferred shares. The failure to make these interest payments will, unless cured, give rise to an event of default under the relevant public indentures and a cross-default under the indentures governing other public debt securities of Adelphia. In addition, various lenders under credit facilities of Adelphia's subsidiaries have given notices of default relating to failure to deliver financial statements and comply with information delivery and other requirements.

Adelphia is determining whether it is in compliance with the debt incurrence tests contained in its public indentures. In addition, Adelphia believes that it is not in compliance with certain other covenants contained in its public indentures, in particular, restrictions on the Company's ability to enter into transactions with affiliates without obtaining the requisite approval of the independent members of the Board of Directors. The Special Committee of the independent directors, together with the Committee's outside advisors, including forensic accountants, is currently investigating these and other matters.

Adelphia has initiated a dialogue with the agent banks under the existing credit facilities of its subsidiaries. The Company is also in the early stages of discussions with the objective of obtaining additional capital in the near term while continuing its previously announced initiative to sell selected assets. There can be no assurances as to the outcome or timing of these efforts.

As previously announced, trading in Adelphia's shares on the Nasdaq National Market (Nasdaq) has been suspended since May 14, 2002 and on May 16, 2002, Nasdaq conducted a hearing regarding the possible delisting of the Company's shares from the Nasdaq. Adelphia expects to receive an indication from Nasdaq in the near future regarding the Company's listing status.

If Adelphia's shares cease to be quoted on the Nasdaq National Market and are not listed on a national securities exchange, the Company would be required to make an offer to purchase all of its outstanding 6% Convertible Subordinated Notes due February 15, 2006 and its 3.25% Convertible Subordinated Notes due May 1, 2021. The purchase price for the notes would be equal to 100% of their principal amount plus accrued and unpaid interest. The Company would be required to purchase such notes at the end of the offer period.

Excluding amounts held by the Rigas family, as of March 31, 2002, the total outstanding principal amount of the 6% Convertible Subordinated Notes was $862,500,000 and the total outstanding principal amount of 3.25% Convertible Subordinated Notes was $575,000,000.

Entities controlled by the Rigas family own $167,376,000 in principal amount of a separate class of 6% Convertible Subordinated Notes and $400,000,000 in principal amount of a separate class of 3.25% Convertible Subordinated Notes. These Convertible Notes will immediately be transferred by the Rigas Family to the Company, reducing the Company's balance sheet debt by $567,376,000.

The terms of the notes held by entities controlled by the Rigas family are substantially identical to the terms of the comparable notes held by other parties.

The Company also intends to file a Form 8-K with the Securities and Exchange Commission today or tomorrow, disclosing certain related-party transactions.

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth-largest cable television company in the country.

Certain statements in this press release are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic and business conditions, acquisitions and divestitures, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance and customer spending patterns, the Company's ability to execute on its business plans and to construct, expand and upgrade its networks, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments, changes in the competitive environment in which the Company operates, and matters relating to or in connection with the recent bankruptcy filings and proceedings of Adelphia Business Solutions, Inc. These risks and uncertainties also include matters arising out of the Company's delay in filing with the Securities and Exchange Commission its Form 10-K for the year ended December 31, 2001, liquidity short falls arising out of defaults under loan agreements and indentures, the possible delisting of the Company's common stock by Nasdaq, pending derivative and class action lawsuits, and matters arising out of the pending internal investigation by the Special Committee of the Board of Directors of the Company. Additional information regarding risks, uncertainties and other factors that may affect the business and financial results of Adelphia can be found in the Company's filings with the Securities and Exchange Commission, including its recently filed Current Reports on Form 8-K, the most recently filed Quarterly Report on Form 10-Q, the Form 10-K for the year ended December 31, 2000, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.